UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 18, 2013

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

TWENTY-FIRST CENTURY FOX, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 18, 2013 (the “Effective Date”), the Twenty-First Century Fox, Inc. 2013 Long-Term Incentive Plan (the “Plan”) was approved by the stockholders of Twenty-First Century Fox, Inc. (the “Company”) entitled to vote on the Plan. The Plan was previously approved by the Company’s Board of Directors on August 6, 2013 and is deemed to be effective as of the Effective Date. No further grants shall be made under the Company’s 2005 Long-Term Incentive Plan (the “2005 LTIP”).

The Plan shall terminate on October 18, 2023, unless terminated sooner as provided for within the Plan. As of the date hereof, no grants have been made pursuant to the Plan.

The Plan provides for awards of stock options to purchase shares of the Company’s Class A common stock, par value $.01 (“Class A Common Stock”), stock appreciation rights, restricted and unrestricted shares of Class A Common Stock, restricted share units, dividend equivalents, performance awards and other equity-related awards and cash payments, the terms and conditions of which are described in the Plan. The maximum number of shares of Class A Common Stock that may be issued under the Plan is 87,500,000 shares of Class A Common Stock plus the number of shares of Class A Common Stock subject to outstanding awards under the 2005 LTIP as of the Effective Date that terminate by expiration, forfeiture, cancellation or otherwise. The Plan will be administered by the Company’s Board of Directors or the Compensation Committee of the Board of Directors.

The description of the Plan is qualified in its entirety by the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on October 18, 2013. A brief description of the matters voted upon at the Annual Meeting and the results of the voting on such matters is set forth below.

Proposal 1: The following individuals were elected as directors:

Name	For	Against	Abstain	Broker Non-Votes

Delphine Arnault	496,153,177	13,677,889	611,173	24,013,827
James W. Breyer	448,972,606	61,127,937	341,696	24,013,827
Chase Carey	471,240,921	38,847,545	353,773	24,013,827
David F. DeVoe	462,989,062	47,318,867	134,310	24,013,827
Viet Dinh	416,195,289	93,942,703	304,247	24,013,827
Sir Roderick I. Eddington	444,386,239	63,758,137	2,297,863	24,013,827
James R. Murdoch	410,586,963	99,738,906	116,370	24,013,827
K. Rupert Murdoch	463,131,949	46,409,526	900,764	24,013,827
Lachlan K. Murdoch	384,273,022	125,874,438	294,779	24,013,827
Jacques Nasser	506,040,711	4,110,169	291,359	24,013,827
Robert S. Silberman	505,620,054	4,525,610	296,575	24,013,827
Álvaro Uribe	448,793,231	61,346,318	302,690	24,013,827

Proposal 2: A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014 passed and was voted upon as follows:

For:	528,715,791
Against:	3,336,471
Abstain:	2,403,804

Proposal 3: A proposal to approve, on an advisory, nonbinding basis, executive compensation passed and was voted upon as follows:

For:	430,933,593
Against:	77,612,177
Abstain:	1,896,469
Broker Non-Votes:	24,013,827

Proposal 4: A proposal to approve the Twenty-First Century Fox, Inc. 2013 Long-Term Incentive Plan passed and was voted upon as follows:

For:	461,267,935
Against:	49,027,624
Abstain:	146,680
Broker Non-Votes:	24,013,827

Proposal 5: A stockholder proposal to adopt a policy that the Chairman of the Board of Directors be an independent director was rejected by the stockholders and voted upon as follows:

For:	146,967,288
Against:	361,675,611
Abstain:	1,799,340
Broker Non-Votes:	24,013,827

A stockholder proposal to eliminate the Company’s dual class capital structure was not presented at the Annual Meeting because neither the proponent of the proposal nor a qualified representative of the proponent attended the Annual Meeting to present the proposal.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

10.1	Twenty-First Century Fox, Inc. 2013 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC. (REGISTRANT)

By:	/s/ Janet Nova
Janet Nova Executive Vice President and Deputy Group General Counsel

Dated: October 18, 2013

Exhibit Index

Exhibit No.	Description

10.1	Twenty-First Century Fox, Inc. 2013 Long-Term Incentive Plan.